Exhibit 99.1

CONTACT:	Lewis J. Derbes, Jr.	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
1333 S. Clearview Parkway
Jefferson, LA 70121
504-729-1400
STEWART ENTERPRISES REPORTS $.13 EARNINGS PER SHARE AND $.07 PER SHARE ON AN ADJUSTED BASIS
FOR THE THIRD QUARTER OF 2011
NEW ORLEANS, LA September 7, 2011 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the third quarter ended July 31, 2011.
The Company reported net earnings for the quarter ended July 31, 2011 of $12.0 million, or $.13 per diluted share, compared to $6.0 million, or $.06 per diluted share, for the quarter ended July 31, 2010. After adjusting net earnings for certain items, including a $.06 per share net change from the settlement of Hurricane Katrina litigation and a tax valuation charge, as discussed in the table “Reconciliation of Non-GAAP Financial Measures,” the Company reported adjusted earnings of $6.9 million, or $.07 per diluted share, for the quarter ended July 31, 2011, compared to $6.3 million, or $.07 per diluted share, for the quarter ended July 31, 2010.
Thomas M. Kitchen, President and Chief Executive Officer, stated, “For the quarter, we experienced improvements in many components of our business. Highlights for the quarter include:
•	Generating strong operating cash flow of $24.8 million compared to $22.7 million for the same period of 2010;

•	Increasing average revenue per funeral service and same-store funeral calls for the third consecutive quarter, resulting in a $2.1 million increase in funeral revenue;

•	Achieving a 3 percent increase in net preneed funeral sales compared to the same period of last year;

•	Producing $25.9 million of cemetery property sales, which is the highest quarterly cemetery property sales in three years;

•	Settling our litigation related to Hurricane Katrina damages for $12.4 million; and

•	Announcing a 17 percent increase in our dividend to $.035 per share quarterly and an additional $25 million in our share repurchase program.
The performance of our underlying operations, including improvements in preneed funeral and cemetery property sales, average revenue per funeral service and same-store calls, during the third quarter indicates positive momentum for the Company.”
Mr. Kitchen continued, “Excluding the impact of the Hurricane Katrina settlement, we achieved a 9.5 percent increase in adjusted earnings compared to the third quarter of 2010, despite some non-recurring items that improved results during the third quarter of last year. For example, last year’s third quarter cemetery expenses were positively impacted by $1.1 million of perpetual care deposits related to prior cancellations, which we used to offset perpetual care expenses. In the third quarter of this year, we made an additional investment of $1.2 million in our people and our business that we believe will provide benefits in the future. During 2011, we continue to invest in various new growth initiatives and enhanced our compensation packages to incentivize improvements in funeral operational performance. The investments we made in the third quarter of 2011 affected our results, but we believe are important for long-term growth.”
Mr. Kitchen concluded, “Even after the significant deployment of cash throughout the fiscal year, our liquidity position remains strong with nearly $70 million of cash on hand and no amounts borrowed on our $150 million credit facility. During the first nine months of fiscal year 2011, we repurchased 2.3 million shares of our common stock in the open market for nearly $16 million. In addition, our Board of Directors increased our annual cash dividend from $.12 to $.14 per share, resulting in a return of almost $9 million to our shareholders so far this year. The Board’s decision to increase both the share repurchase program and the cash dividend reflects its continued confidence in the Company’s financial condition and our ability to generate cash flow. We have also invested $9 million in acquisitions throughout the fiscal year and we remain committed to growing our business through strategic acquisitions.”
Third Quarter Results
FUNERAL
•	The Company’s same-store funeral operations generated a 0.9 percent increase in average revenue per traditional funeral service and a 3.7 percent increase in average revenue per cremation service. The improvements in average revenue, coupled with a 0.5 percent increase in same-store funeral services, resulted in a $2.1 million, or 3.1 percent, increase in funeral revenue to $68.8 million.
•	Funeral gross profit decreased $0.4 million, or 2.7 percent, to $14.4 million for the third quarter of 2011 compared to $14.8 million for the same period of 2010, primarily due to an increase in funeral expenses. The increase in funeral expenses is due in part to an increase in compensation in the current year, primarily resulting from changes made in the Company’s compensation package to incentivize improvements in operational performance. In addition, during the third quarter of 2011 the Company experienced an increase in its funeral bad debt, coupled with slight increases in direct merchandise and services and energy costs.
•	The cremation rate for the Company’s same-store operations grew to 43.1 percent for the third quarter of 2011 compared to 42.3 percent for the third quarter of 2010.
•	Net preneed funeral sales increased 3.0 percent during the third quarter of 2011 compared to the third quarter of 2010. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue decreased $0.3 million, or 0.5 percent, to $55.6 million for the third quarter of 2011 from $55.9 million for the third quarter of 2010. This decrease is due primarily to a $0.7 million decrease in construction during the period on various cemetery projects, coupled with a $0.3 million reduction in finance charges primarily due to reduced interest rates in this low interest rate environment. These changes were partially offset by a $0.8 million increase in cemetery merchandise delivered and services performed.
•	Cemetery property sales improved $0.2 million, or 0.7 percent, compared to the third quarter of 2010. Excluding the Florida markets, which have been heavily impacted by the economy, cemetery property sales increased $1.1 million, or 5.4 percent, compared to the third quarter of 2010.
•	Cemetery gross profit decreased $0.3 million, or 3.9 percent, to $7.4 million for the third quarter of 2011. Cemetery gross profit in the prior year was positively impacted by $1.1 million of perpetual care deposits related to prior cancellations which the Company used to offset its perpetual care expenses.

OTHER
•	Corporate general and administrative expenses decreased $0.9 million to $7.1 million for the third quarter of 2011, compared to $8.0 million for the same period of 2010. During the third quarter of 2010, the Company experienced increased litigation costs primarily related to the settlement of pending litigation. In addition, the Company realized cost savings from its continuous improvement initiatives, resulting in a decrease in expenses in the current year. These decreases were partially offset by an additional $0.6 million incurred on various growth initiatives in the third quarter of 2011, compared to the same period of last year.
•	In August 2011, the Company successfully settled ongoing litigation related to Hurricane Katrina damages for $12.4 million, including $1.1 million which was previously advanced to the Company. As of July 31, 2011, the Company recorded $11.3 million of these proceeds as a current receivable. The settlement increased pre-tax earnings by $12.4 million, net earnings by $7.3 million and diluted earnings per share by $.08 for the quarter. The Company expects to receive $11.3 million in cash as a result of this settlement during the fourth quarter of 2011.
•	Interest expense decreased $0.7 million to $5.5 million during the third quarter of fiscal year 2011 due in part to the significant repurchases of a portion of the Company’s senior convertible notes in the open market that occurred throughout fiscal year 2010.
•	The effective tax rate for the three months ended July 31, 2011 was 45.5 percent compared to 31.8 percent for the same period in 2010. The change in the tax rate was primarily due to a $1.6 million tax expense recorded in the third quarter of 2011, attributable to an increase in the Company’s valuation allowance on its capital loss carry forward. This change was primarily a result of the performance of the Company’s trust portfolio during the quarter.
•	During the third quarter of 2011, the Company repurchased 0.8 million shares of the Company’s outstanding Class A common stock for $6.2 million under its share repurchase program.
Year to Date Results
FUNERAL
•	The Company’s same-store funeral operations generated a 1.4 percent increase in average revenue per traditional funeral service and a 4.2 percent increase in average revenue per cremation service. The improvements in average revenue, coupled with a 0.8 percent increase in same-store funeral services, resulted in a $6.1 million, or 2.9 percent, increase in funeral revenue to $215.6 million.
•	Funeral gross profit increased $1.9 million, or 3.7 percent, to $52.8 million for the first nine months of 2011, primarily due to the $6.1 million increase in revenue, as noted above. Funeral gross profit margin improved 20 basis points to 24.5 percent for the first nine months of 2011 from 24.3 percent for the same period of 2010.
•	The cremation rate for the Company’s same-store operations was 42.6 percent for the first nine months of 2011 compared to 41.9 percent for the same period of 2010.
•	Net preneed funeral sales decreased 0.8 percent during the first nine months of fiscal 2011 compared to the same period of 2010. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue increased $2.6 million, or 1.6 percent, to $167.7 million for the first nine months of fiscal 2011, compared to $165.1 million for the same period of 2010. This improvement is primarily due to a $3.7 million, or 5.3 percent, increase in cemetery property sales. Excluding the Florida markets, which have been heavily impacted by the economy, cemetery property sales increased $4.8 million, or 8.6 percent, compared to the nine months ended July 31, 2010. These increases were partially offset by a $1.3 million reduction in finance charges primarily due to reduced interest rates in this low interest rate environment.
•	Cemetery gross profit increased $1.1 million, or 5.0 percent, to $22.9 million for the first nine months of 2011, compared to $21.8 million for the same period of 2010. Cemetery gross profit in the prior year was positively impacted by $1.1 million of perpetual care deposits related to prior cancellations which the Company used to offset its perpetual care expenses. The improvement in cemetery gross profit is primarily due to the $2.6 million increase in revenue, as noted above.

OTHER
•	Corporate general and administrative expenses decreased $0.4 million to $20.3 million for the first nine months of 2011, compared to $20.7 million for the same period of 2010. During the first nine months of 2010, the Company experienced increased litigation costs primarily related to the settlement of pending litigation. In addition, the Company realized cost savings from its continuous improvement initiatives resulting in a decrease of expenses in the current year. These decreases were partially offset by an additional $1.4 million incurred on various growth initiatives in the first nine months of 2011, compared to the same period of last year.
•	In August 2011, the Company successfully settled ongoing litigation related to Hurricane Katrina damages, as previously discussed.
•	During the first nine months of 2011, the Company donated land and a building, resulting in a loss on disposition of $0.4 million. The Company recorded a tax benefit for the donation that exceeded the loss.
•	Interest expense decreased $1.6 million to $17.0 million during the first nine months of fiscal year 2011 primarily due to the significant repurchases of a portion of the Company’s senior convertible notes in the open market that occurred throughout fiscal year 2010.
•	In the first nine months of 2011, the Company recorded a $1.9 million charge for the early extinguishment of debt as a result of the April 2011 refinancing transactions, which significantly extended the Company’s debt maturity profile at favorable terms.
•	The effective tax rate for the nine months ended July 31, 2011 was 39.9 percent compared to 36.6 percent for the same period in 2010. The increased rate in 2011 is primarily due to a $2.9 million charge to income tax expense in the first quarter of 2011 as a result of the revaluation of the Company’s deferred tax asset due to a change in Puerto Rican tax legislation. This charge to tax expense was partially offset by a $1.8 million tax benefit in the first nine months of 2011, primarily from a reduction in the valuation allowance related to the capital loss carry forward, due in part to the performance of the trust portfolio during the first nine months of 2011.
•	During the first nine months of 2011, the Company repurchased 2.3 million shares of the Company’s outstanding Class A common stock for $15.6 million under its share repurchase program.
Cash Flow Results and Debt for Total Operations
•	Cash flow provided by operating activities for the third quarter of fiscal year 2011 was $24.8 million compared to $22.7 million for the same period of last year. The increase in operating cash flow is primarily due to an increase in net tax refunds. The Company received $1.1 million in net tax refunds in the third quarter of 2011, compared to $0.5 million in net tax payments in the third quarter of 2010.
•	Cash flow provided by operating activities for the first nine months of 2011 was $60.5 million compared to $49.1 million for the same period of last year. The increase in operating cash flow is primarily due in part to an improvement in net earnings, coupled with the timing of trust withdrawals and deposits. These increases were partially offset by an $11.3 million receivable recorded in the first nine months of fiscal year 2011 due to the Hurricane Katrina settlement, coupled with an increase in net state tax payments during the same period.
•	Free cash flow was $19.0 million for the third quarter of 2011 compared to $20.2 million for the third quarter of 2010. This decrease is primarily due to an increase in maintenance capital expenditures due in part to several large building improvement projects the Company undertook in fiscal year 2011 that were substantially completed by the end of the third quarter of fiscal year 2011, as well as increased vehicle and equipment purchases as the Company assesses lease versus purchase decisions for its fleet.
•	Free cash flow was $47.6 million for the first nine months of 2011 compared to $40.6 million for the first nine months of 2010, primarily due to the increase in operating cash flow, partially offset by the increase in maintenance capital expenditures, as described above.
•	The Company paid $3.2 million or $.035 per share, and $8.7 million, or $.095 per share, in dividends for the third quarter and first nine months of 2011, respectively, compared to $2.7 million, or $.030 per share, and $8.3 million, or $.090 per share, in dividends during the third quarter and first nine months of 2010, respectively.

•	In connection with its workers’ compensation and automobile liability program with its carrier, the Company is required to maintain collateral in the amount of $6.3 million. In the past, the Company has posted letters of credit to meet the collateral requirement. In the third quarter of fiscal year 2011, in order to reduce the letter of credit fees, the Company posted cash to satisfy the collateral requirement by investing $6.3 million in a money market fund comprised of short-term U.S. treasury securities. Both methods of posting collateral are available to the Company in the future.
•	In April 2011, the Company completed refinancing transactions which significantly extended its debt maturity profile at favorable terms. The Company completed a private offering of $200.0 million 6.50 percent senior notes due 2019 and repurchased $194.2 million of its $200.0 million outstanding 6.25 percent senior notes due in 2013. The Company redeemed the remaining $5.8 million notes outstanding in May 2011 at par. The Company also amended its $95.0 million revolving credit facility, which was undrawn and scheduled to mature in June 2012, to increase its size to $150.0 million and extend its maturity date to April 2016. The $150.0 million revolving credit facility is currently undrawn.
•	Subsequent to quarter-end, the Company repurchased an additional 0.7 million shares of outstanding Class A common stock for $4.5 million under its share repurchase program, for a total of 3.8 million shares for $24.1 million since the reinstatement of the share repurchase program in September 2010. The Company currently has $27.4 million remaining under its $100.0 million program.
Trust Performance
The following returns include realized and unrealized gains and losses:
•	For the quarter ended July 31, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total decline of 3.0 percent and its perpetual care trusts generated a total decline of 1.3 percent, resulting in a 2.5 percent decline for the total trust portfolio.
•	For the twelve months ended July 31, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total return of 12.2 percent and its perpetual care trusts generated a total return of 9.4 percent, resulting in an 11.4 percent return for the total trust portfolio.
•	For the last five years ended July 31, 2011, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total return of 3.0 percent and its perpetual care trusts generated an annual total return of 4.0 percent, resulting in a 3.3 percent annual return for the total trust portfolio.
•	For the last twelve months ended July 31, 2011, the fair market value of the Company’s portfolio increased $54.3 million to $817.7 million.
•	As of August 31, 2011, the fair market value of the Company’s preneed funeral and cemetery merchandise and services trusts and its cemetery perpetual care trusts decreased 2.8 percent, or approximately $23.1 million from July 31, 2011.
Founded in 1910, Stewart Enterprises is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 218 funeral homes and 141 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.
Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss third quarter results on Thursday, September 8, 2011 at 10 a.m. Central Standard Time. The teleconference dial-in number is 1-877-317-6789. To participate, please call the number at least 15 minutes prior to the call. If you are calling from outside the United States, the dial-in number is 1-412-317-6789. A replay of the call will be available by dialing 1-877-870-5176 (from within the continental United States) or 1-858-384-5517 (from outside the continental United States), and using pass code 10003868 until September 15, 2011, at 10:59 p.m. Central Standard Time. Interested parties will also have the opportunity to listen to the live conference call via the Internet through Stewart Enterprises’ website http://www.stewartenterprises.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available at this website shortly following the conference call and will be available at the website until October 5, 2011.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended July 31,
	2011	2010
Revenues:
Funeral	$68,761	$66,685
Cemetery	55,596	55,873

	124,357	122,558

Costs and expenses:
Funeral	54,380	51,938
Cemetery	48,225	48,188

	102,605	100,126

Gross profit	21,752	22,432
Corporate general and administrative expenses	(7,069)	(7,937)
Hurricane related recoveries (charges), net	12,349	(30)
Net gain on dispositions	11	—
Other operating income, net	512	607

Operating earnings	27,555	15,072
Interest expense	(5,500)	(6,184)
Loss on early extinguishment of debt	(73)	(106)
Investment and other income, net	30	62

Earnings from continuing operations before income taxes	22,012	8,844
Income taxes	10,026	2,816

Earnings from continuing operations	11,986	6,028

Discontinued operations:
Earnings from discontinued operations before income taxes	—	19
Income taxes	—	8

Earnings from discontinued operations	—	11

Net earnings	$11,986	$6,039

Basic earnings per common share:
Earnings from continuing operations	$.13	$.06
Earnings from discontinued operations	—	—

Net earnings	$.13	$.06

Diluted earnings per common share:
Earnings from continuing operations	$.13	$.06
Earnings from discontinued operations	—	—

Net earnings	$.13	$.06

Weighted average common shares outstanding (in thousands):
Basic	90,182	92,207

Diluted	90,741	92,499

Dividends declared per common share	$.035	$.03

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Nine Months Ended July 31,
	2011	2010
Revenues:
Funeral	$215,601	$209,465
Cemetery	167,685	165,138

	383,286	374,603

Costs and expenses:
Funeral	162,784	158,538
Cemetery	144,754	143,310

	307,538	301,848

Gross profit	75,748	72,755
Corporate general and administrative expenses	(20,358)	(20,723)
Hurricane related recoveries (charges), net	12,245	(62)
Net loss on dispositions	(389)	—
Other operating income, net	1,193	1,051

Operating earnings	68,439	53,021
Interest expense	(16,968)	(18,531)
Loss on early extinguishment of debt	(1,884)	(89)
Investment and other income, net	394	122

Earnings from continuing operations before income taxes	49,981	34,523
Income taxes	19,953	12,646

Earnings from continuing operations	30,028	21,877

Discontinued operations:
Earnings from discontinued operations before income taxes	—	65
Income taxes	—	25

Earnings from discontinued operations	—	40

Net earnings	$30,028	$21,917

Basic earnings per common share:
Earnings from continuing operations	$.33	$.24
Earnings from discontinued operations	—	—

Net earnings	$.33	$.24

Diluted earnings per common share:
Earnings from continuing operations	$.33	$.23
Earnings from discontinued operations	—	—

Net earnings	$.33	$.23

Weighted average common shares outstanding (in thousands):
Basic	90,497	92,124

Diluted	91,058	92,397

Dividends declared per common share	$.095	$.09

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	July 31, 2011	October 31, 2010
ASSETS

Current assets:

Cash and cash equivalents	$66,571	$56,060
Restricted cash and cash equivalents	6,250	—
Certificates of deposit and marketable securities	671	10,000
Receivables, net of allowances	59,088	51,151
Inventories	35,799	35,708
Prepaid expenses	6,838	5,479
Deferred income taxes, net	29,137	28,312
Assets held for sale	—	27

Total current assets	204,354	186,737
Receivables due beyond one year, net of allowances	65,582	67,458
Preneed funeral receivables and trust investments	417,414	414,918
Preneed cemetery receivables and trust investments	220,364	209,287
Goodwill	247,038	247,038
Cemetery property, at cost	394,813	386,004
Property and equipment, at cost:
Land	44,286	43,518
Buildings	347,708	338,237
Equipment and other	195,440	191,428

	587,434	573,183
Less accumulated depreciation	300,096	283,633

Net property and equipment	287,338	289,550
Deferred income taxes, net	83,543	98,025
Cemetery perpetual care trust investments	240,331	230,730
Non-current assets held for sale	—	1,214
Other assets	15,834	11,905

Total assets	$2,176,611	$2,142,866

		(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	July 31, 2011	October 31, 2010
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$5	$5
Accounts payable and accrued expenses	22,958	24,797
Accrued payroll and other benefits	16,419	14,311
Accrued insurance	20,903	20,912
Accrued interest	4,177	4,197
Estimated obligation to fund cemetery perpetual care trust	12,407	13,253
Other current liabilities	9,869	12,132
Income taxes payable	1,754	2,533
Liabilities associated with assets held for sale	—	8

Total current liabilities	88,492	92,148
Long-term debt, less current maturities	316,848	314,027
Deferred income taxes, net	4,933	4,950
Deferred preneed funeral revenue	240,560	243,520
Deferred preneed cemetery revenue	260,088	258,044
Deferred preneed funeral and cemetery receipts held in trust	571,873	554,716
Perpetual care trusts’ corpus	239,092	229,240
Long-term liabilities associated with assets held for sale	—	714
Other long-term liabilities	19,776	20,023

Total liabilities	1,741,662	1,717,382

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 86,845,776 and 88,739,140 shares at July 31, 2011 and October 31, 2010, respectively	86,846	88,739
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at July 31, 2011 and October 31, 2010; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	528,643	547,319
Accumulated deficit	(184,119)	(214,147)
Accumulated other comprehensive income:
Unrealized appreciation of investments	24	18

Total accumulated other comprehensive income	24	18

Total shareholders’ equity	434,949	425,484

Total liabilities and shareholders’ equity	$2,176,611	$2,142,866

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Nine Months Ended July 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$30,028	$21,917
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net loss on dispositions	389	—
Loss on early extinguishment of debt	1,884	89
Premiums paid on early extinguishment of debt	(850)	—
Depreciation and amortization	20,308	19,822
Non-cash interest and amortization of discount on senior convertible notes	3,957	4,549
Provision for doubtful accounts	3,859	3,065
Share-based compensation	2,275	1,970
Excess tax benefits from share-based payment arrangements	(154)	(37)
Provision for deferred income taxes	16,566	11,082
Estimated obligation to fund cemetery perpetual care trust	72	31
Other	(206)	(557)
Changes in assets and liabilities:
Increase in receivables	(14,014)	(2,059)
Increase in prepaid expenses	(1,359)	(1,011)
(Increase) decrease in inventories and cemetery property	(2,844)	2,107
Federal income tax refunds	1,698	1,600
Decrease in accounts payable and accrued expenses	(2,029)	(5,880)
Net effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	4,683	11,313
Decrease in deferred preneed funeral revenue	(4,082)	(2,600)
Decrease in deferred preneed funeral receipts held in trust	(1,098)	(11,690)
Net effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(5,342)	287
Decrease in deferred preneed cemetery revenue	(1,503)	(5,692)
Increase in deferred preneed cemetery receipts held in trust	8,959	765
Increase (decrease) in other	(730)	74

Net cash provided by operating activities	60,467	49,145

Cash flows from investing activities:
Proceeds from sales of certificates of deposit and marketable securities	10,000	250
Purchases of restricted cash equivalents, certificates of deposit and marketable securities	(6,912)	(15,661)
Proceeds from the sale of assets	332	388
Purchase of subsidiaries, net of cash acquired	(9,110)	—
Additions to property and equipment	(15,688)	(11,564)
Other	103	136

Net cash used in investing activities	(21,275)	(26,451)

Cash flows from financing activities:
Proceeds of long-term debt	200,000	—
Repayments of long-term debt	(200,004)	(18,423)
Retirement of common stock warrants	—	(2,118)
Issuance of common stock	1,386	621
Retirement of call options	—	2,370
Purchase and retirement of common stock	(15,622)	—
Debt refinancing costs	(5,933)	(38)
Dividends	(8,662)	(8,278)
Excess tax benefits from share-based payment arrangements	154	37

Net cash used in financing activities	(28,681)	(25,829)

Net increase (decrease) in cash	10,511	(3,135)
Cash and cash equivalents, beginning of period	56,060	62,808

Cash and cash equivalents, end of period	$66,571	$59,673

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$2,215	$97
Interest	$13,613	$12,686

Non-cash investing and financing activities:
Issuance of common stock to executive officers and directors	$456	$414
Issuance of restricted stock, net of forfeitures	$924	$600

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JULY 31, 2011 AND 2010
(Unaudited)
The Company recorded several items during the three and nine months ended July 31, 2011 and 2010 that impacted earnings from continuing operations: a loss on early extinguishment of debt, hurricane related recoveries, net, a tax rate change resulting in a decrease in the Company’s deferred tax asset related to Puerto Rico, a tax valuation benefit (charge) for capital losses and non-cash interest expense related to the Company’s senior convertible notes. The Company is presenting adjusted earnings in the table below to eliminate the effects of the specified items.

	Three Months Ended July 31,				Nine Months Ended July 31,
Adjusted Balances are Net of Tax(1)	2011		2010		2011		2010
	millions	per share	millions	per share	millions	per share	millions	per share
Consolidated net earnings	$12.0	$.13	$6.0	$.06	$30.0	$.33	$21.9	$.23
Add: Non-cash interest expense on senior convertible notes (2)	0.6	—	0.7	.01	1.8	.02	2.0	.02

Adjusted consolidated net earnings	$12.6	$.13	$6.7	$.07	$31.8	$.35	$23.9	$.25
Add: Loss on early extinguishment of debt	—	—	0.1	—	1.1	.01	0.1	—
Add: Hurricane related recoveries, net	(7.3)	(.08)	—	—	(7.3)	(.08)	—	—
Add: Reduction in Puerto Rican deferred tax asset (3)	—	—	—	—	2.9	.03	—	—
Add (subtract): Tax valuation charge (benefit)	1.6	.02	(0.5)	—	(1.8)	(.02)	(0.3)	—

Adjusted earnings	$6.9	$.07	$6.3	$.07	$26.7	$.29	$23.7	$.25

(1)	The tax rate associated with the Company’s adjustment for the loss on early extinguishment of debt for the nine months ended July 31, 2011 was 38.3 percent. The tax rate associated with the Company’s adjustment for hurricane related recoveries for the three and nine months ended July 31, 2011 was 41.0 percent. The tax rate associated with the Company’s adjustment for the loss on early extinguishment of debt for the three and nine months ended July 31, 2010 was 37.5 percent.

(2)	Effective November 1, 2009, the Company adopted Financial Accounting Standards Board guidance that relates to the Company’s senior convertible notes, which has been applied retrospectively in the Company’s financial statements. For additional information, see Note 3 of the Company’s Form 10-K for the year ended October 31, 2010. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 38.3 percent for the three and nine months ended July 31, 2011, respectively. The tax rate associated with the interest expense related to the Company’s senior convertible notes was 37.5 for the three and nine months ended July 31, 2010.

(3)	In January 2011, Puerto Rico passed new tax legislation that decreased the top tax rate for businesses from 39 percent to 30 percent. As a result, the Company revalued its previously recorded Puerto Rican deferred tax assets. While the Company will benefit from lower cash taxes in the future, the tax rate change resulted in a one-time $2.9 million, net, non-cash charge to decrease the deferred tax asset related to Puerto Rican operations. For additional information, see Note 15 of the Company’s Form 10-Q for the quarter ended July 31, 2011.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JULY 31, 2011 AND 2010
(Unaudited)
Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to make strategic investments, repurchase stock, repay debt or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three and nine months ended July 31, 2011 and 2010:

	Three Months Ended		Nine Months Ended
Free Cash Flow	July 31,		July 31,
(Dollars in millions)	2011	2010	2011	2010
Net cash provided by operating activities (1)	$24.8	$22.7	$60.5	$49.1
Less: Maintenance capital expenditures (2)	(5.8)	(2.5)	(12.9)	(8.5)

Free cash flow	$19.0	$20.2	$47.6	$40.6

(1)	Cash flow provided by operating activities for the third quarter of fiscal year 2011 was $24.8 million compared to $22.7 million for the same period of last year. The increase in operating cash flow is primarily due to an increase in net tax refunds. The Company received $1.1 million in net tax refunds in the third quarter of 2011, compared to $0.5 million in net tax payments in the third quarter of 2010.

Cash flow provided by operating activities for the first nine months of 2011 was $60.5 million compared to $49.1 million for the same period of last year. The increase in operating cash flow is primarily due in part to an improvement in net earnings, coupled with the timing of trust withdrawals and deposits. These increases were partially offset by an $11.3 million receivable recorded in the first nine months of fiscal year 2011 due to the Hurricane Katrina settlement, coupled with an increase in net state tax payments during the same period.

(2)	The increase in maintenance capital expenditures is primarily due to several large building improvement projects the Company undertook in fiscal year 2011 that were substantially completed by the end of the third quarter of fiscal year 2011, as well as increased vehicle and equipment purchases as the Company assesses lease versus purchase decisions for its fleet.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JULY 31, 2011 AND 2010
(Unaudited)
EBITDA is defined as earnings plus depreciation, amortization, interest expense, loss on early extinguishment of debt, hurricane charges and income taxes, less hurricane recoveries, net. EBITDA margins are calculated by dividing EBITDA by revenue.
Management believes that EBITDA is a useful measure for providing additional insight into the Company’s operating performance. Due to the Company’s significant cash investment in preneed activity, management does not view EBITDA as a measure of the Company’s cash flow. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies. The following tables provide reconciliations between net earnings (the GAAP financial measure that the Company believes is most directly comparable to EBITDA) and EBITDA for the three and nine months ended July 31, 2011 and 2010:

	Three Months Ended		Nine Months Ended
EBITDA	July 31,		July 31,
(Dollars in millions)	2011	2010	2011	2010
Consolidated net earnings	$12.0	$6.0	$30.0	$21.9
Add: Depreciation and amortization	6.8	6.6	20.3	19.7
Add: Interest expense	5.5	6.2	17.0	18.6
Add: Loss on early extinguishment of debt	0.1	0.1	1.9	0.1
Add: Income taxes	10.0	2.8	20.0	12.6
Add (subtract): Hurricane charges (recoveries), net	(12.4)	—	(12.3)	0.1

EBITDA	$22.0	$21.7	$76.9	$73.0

CAUTIONARY STATEMENTS
This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:
•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;
•	effects of the substantial decline in market value of our trust assets since the third quarter of fiscal year 2008, including:
•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;
•	effects on at-need and preneed sales of a weak economy;
•	effects on revenue due to the changes in the number of deaths in our markets and recent annual declines in funeral call volume;
•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;
•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices and fuel costs;
•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;
•	risk of loss due to hurricanes and other natural disasters;
•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;
•	our ability to pay future dividends on and repurchase our common stock;
•	our ability to consummate significant acquisitions of or investments in death care or related businesses successfully;
•	the effects on us as a result of our industry’s complex accounting model;
and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2010, filed with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.